OMB APPROVAL

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Pride International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 20, 2004

To Our Stockholders:

      On behalf of your board of directors and management, we are pleased to invite you to attend the annual meeting of stockholders of Pride International, Inc., which will be held at 9:00 a.m., Houston time, on May 18, 2004, at the St. Regis hotel, 1919 Briar Oaks Lane, Houston, Texas.

      At this meeting, we will ask you to elect eight directors to serve one-year terms, to approve Pride’s 2004 Directors’ Stock Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2004. The meeting also will provide us an opportunity to review with you our business and affairs during 2003.

      Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

      We look forward to seeing you at the meeting.

     Sincerely,

PAUL A. BRAGG Chief Executive Officer	WILLIAM E. MACAULAY Chairman of the Board

PROXY STATEMENT
QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES
COST AND METHOD OF PROXY SOLICITATION
ELECTION OF DIRECTORS
APPROVAL OF 2004 DIRECTORS’ STOCK INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
FEES PAID TO PRICEWATERHOUSECOOPERS LLP
ADDITIONAL INFORMATION
2004 DIRECTORS’ STOCK INCENTIVE PLAN

PRIDE INTERNATIONAL, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 18, 2004

       The Annual Meeting of Stockholders of Pride International, Inc. will be held at the St. Regis hotel, 1919 Briar Oaks Lane, Houston, Texas on May 18, 2004, at 9:00 a.m., Houston time, for the following purposes:

Proposal 1.	To elect eight directors to serve for a term of one year.

Proposal 2.	To approve Pride’s 2004 Directors’ Stock Incentive Plan.

Proposal 3.	To ratify the appointment of PricewaterhouseCoopers LLP as Pride’s independent accountants for 2004.

      Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

      The board of directors has established March 22, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Pride’s executive offices for inspection by stockholders during ordinary business hours for proper purposes.

      Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy card and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors

W. GREGORY LOOSER
Secretary

April 20, 2004

5847 San Felipe, Suite 3300
Houston, Texas 77057

PRIDE INTERNATIONAL, INC.

5847 San Felipe, Suite 3300
Houston, Texas 77057

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

       This proxy statement is furnished in connection with the solicitation of proxies by the Pride board of directors for use at the 2004 Annual Meeting of Stockholders of Pride to be held on May 18, 2004, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.

      All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the approval of the 2004 Directors’ Stock Incentive Plan and the ratification of the appointment of independent accountants, stockholders may vote for or against the proposal or may abstain from voting. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” approval of the 2004 Directors’ Stock Incentive Plan and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Pride’s independent accountants for 2004.

      All shares of Pride common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies, together with this proxy statement and Pride’s 2003 Annual Report to Stockholders, are first being sent to stockholders on or about April 22, 2004.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

      The board of directors has established March 22, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 135,782,971 shares of common stock were outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock at the annual meeting is necessary to constitute a quorum.

      The eight nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. This is called plurality voting. Cumulative voting is not permitted in the election of directors. The approval of the 2004 Directors’ Stock Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as Pride’s independent accountants for 2004 are subject to the approval of a majority of the shares of Pride common stock present in person or by proxy at the meeting and entitled to vote on the matters, provided that, with respect to the approval of the 2004 Directors’ Stock Incentive Plan, the total votes cast on the proposal (including abstentions) represent a majority of the shares of Pride common stock entitled to vote on the proposal.

      Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Accordingly, abstentions will have the same effect as votes against the approval of the 2004 Directors’ Stock Incentive Plan and the ratification of the appointment of independent accountants. Broker non-votes will not affect the outcome of the voting on the proposals, except that broker non-votes could prevent the total votes cast with respect to the 2004 Directors’ Stock Incentive Plan from representing a majority of the shares entitled to vote on the proposal, in which event the 2004 Directors’ Stock Incentive Plan would not be approved.

      Any holder of Pride common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your Pride shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

COST AND METHOD OF PROXY SOLICITATION

      Pride will bear the cost of the solicitation of proxies. In addition to solicitation by mail, directors, officers and employees of Pride may solicit proxies from stockholders by telephone, facsimile or telegram or in person. Pride will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of Pride common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so. In addition, Pride has engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of certain out-of-pocket expenses.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

      The board of directors has nominated the eight people listed below for reelection as directors, each to serve until the next annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee.

Nominees for Election

      Each of the nominees for director has been approved by the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, for submission to the stockholders. Set forth below is the current principal occupation (which, unless otherwise indicated, has been his principal occupation during the last five years), age and other information for each nominee:

Robert L. Barbanell, 73, became a director of Pride in connection with Pride’s acquisition of Marine Drilling Companies, Inc. in September 2001. From September 2001 to June 2003, he served as Pride’s chairman of the board. Mr. Barbanell was a director of Marine from June 1995 until September 2001. Mr. Barbanell has served as president of Robert L. Barbanell Associates, Inc., a financial consulting firm, since July 1994. He is also a director of Cantel Medical Corp.

Paul A. Bragg, 48, has been chief executive officer and a director of Pride since March 1999. He was president of Pride from February 1997 to January 2004 and was chief operating officer from February 1997 to April 1999. He joined Pride in July 1993 as its vice president and chief financial officer. From 1988 until he joined Pride, Mr. Bragg was an independent business consultant and managed private investments. He previously served as vice president and chief financial officer of Energy Service Company, Inc. (now ENSCO International Incorporated), an oilfield services company, from 1983 through 1987.

David A. B. Brown, 60, became a director of Pride in September 2001 in connection with Pride’s acquisition of Marine. Mr. Brown was a director of Marine from June 1995 until September 2001. Mr. Brown has served as president of The Windsor Group, Inc., a strategy consulting firm, since 1984.

Mr. Brown was chairman of the board of the Comstock Group, Inc. from 1988 to 1990. Mr. Brown is a director of EMCOR Group, Inc., Layne Christensen Company, NS Group, Inc. and Mission Resources Inc.

J. C. Burton, 65, became a director of Pride in September 2001 in connection with Pride’s acquisition of Marine. Mr. Burton was a director of Marine from May 1998 until September 2001. He served in various engineering and managerial positions with Amoco Corporation, an integrated energy company, from 1963 until his retirement in March 1998. Most recently, he was the president of the international operations group for Amoco Exploration and Production Company. He currently serves as a director of NS Group, Inc.

Jorge E. Estrada, 56, has been a director of Pride since October 1993. In January 2002, Mr. Estrada became employed by Pride as a representative for business development. For more than five years, Mr. Estrada has been president and chief executive officer of JEMPSA Media and Entertainment, a company specializing in the Spanish and Latin American entertainment industry. Previously, Mr. Estrada served as president of Geosource’s worldwide drilling division and vice president of its exploration division in Latin America.

William E. Macaulay, 58, has been a director of Pride since July 1999 and became chairman of the board of Pride in June 2003. Mr. Macaulay is chairman and chief executive officer of First Reserve Corporation and First Reserve GP IX, Inc., which manage three investment funds that own an aggregate of 14% of the outstanding Pride common stock. He is a director of the following SEC reporting companies: National-Oilwell, Inc., a distributor of oilfield equipment and machinery; Dresser Ltd., a manufacturer and marketer of equipment and services to customers in the energy industry; and Weatherford International, Inc., an oilfield services company.

Ralph D. McBride, 57, has been a director of Pride since September 1995. Mr. McBride has been a partner with the law firm of Bracewell & Patterson, L.L.P. in Houston, Texas, since 1980. Bracewell & Patterson provides legal services to Pride from time to time.

David B. Robson, 64, became a director of Pride in September 2001 in connection with Pride’s acquisition of Marine. Mr. Robson was a director of Marine from May 1998 until September 2001. From August 1996 until his retirement in February 2004, Mr. Robson served as chairman of the board and chief executive officer of Veritas DGC Inc., a geophysical service provider to the petroleum industry. Prior thereto, he held similar positions with Veritas Energy Services Inc. and its predecessors since 1974. Currently, Mr. Robson is chairman of Vada Capital, Inc., a family-owned private equity firm.

Vote Required and Board Recommendation

      If a quorum is present at the annual meeting, the eight nominees receiving the greatest number of votes cast will be elected as directors. Your board of directors unanimously recommends a vote “FOR” election of the eight director nominees.

Compensation of Directors

      General. The annual retainer for each outside director is $9,000 per quarter, or $36,000 annually. The chairman of the board receives $18,000 per quarter, or $72,000 annually. Each outside director also receives a fee of (a) $1,500 for each board meeting attended, (b) $1,500 for each committee meeting attended that is not on the date of a board meeting and (c) $500 for each committee meeting attended that is on the date of a board meeting. In addition, the chairman of the Audit Committee receives an annual fee of $12,000, the chairman of the Compensation Committee receives an annual fee of $6,000 and the chairman of the Nominating and Corporate Governance Committee receives and annual fee of $6,000.

      Each director who is not an employee of Pride has received stock options under Pride’s 1993 Directors’ Stock Option Plan. That plan is no longer available for future grants. If stockholders approve the 2004 Directors’ Stock Incentive Plan, future grants to directors will be made in accordance with that plan. In

January 2003, each eligible director was granted options to purchase 7,500 shares of Pride common stock under the 2003 plan at an exercise price of $15.40, the fair market value per share on the date of grant. Mr. Barbanell, the chairman of the board of directors at that time, was granted options to purchase an additional 7,500 shares of Pride common stock at the same exercise price. The options expire ten years from the date of grant. Each option becomes exercisable as to 50% of the shares covered at the end of one year from the date of grant and the remaining 50% at the end of two years from the date of grant. Each option provides for adjustments in cases of mergers, stock splits and similar capital reorganizations and for immediate vesting in the event of a change in control of Pride.

      Advisory Directors. James B. Clement, Remi Dorval, Christian J. Boon Falleur and James T. Sneed, who were directors of Pride prior to Pride’s acquisition of Marine in September 2001, and Howard I. Bull and Robert C. Thomas, who were directors of Marine prior to that acquisition, served as advisory directors of Pride until September 2003 (two years from the closing of the acquisition). These advisory directors received annual directors’ fees of $30,000 for such service.

Corporate Governance

      Corporate Governance Guidelines. The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law and the listing standards of the New York Stock Exchange. The Guidelines provide a framework for governance of Pride and the board, covering such matters as determining director independence, director orientation and continuing education, director responsibilities, director access to management, annual evaluations of the board and other corporate governance practices and principles. The Guidelines are available on Pride’s website at www.prideinternational.com under “Corporate Governance” in the “Investors Relations” section.

      Director Independence. It is the policy of the board that a substantial majority of the members of the board of directors, and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, qualify as “independent directors” in accordance with the listing standards of the New York Stock Exchange. In addition, it is the policy of the board that all the members of the Audit Committee also satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. No director is considered independent unless the board affirmatively determines that he or she has no material relationship with Pride, either directly or as a partner, shareholder or officer of an organization that has a relationship with Pride. The board has adopted categorical standards for director independence set forth in the Corporate Governance Guidelines to assist it in making independence determinations. The categorical standards are attached as Appendix A to this proxy statement. The board, however, considers all relevant facts and circumstances in making independence determinations. The categorical standards are reviewed periodically by the Nominating and Corporate Governance Committee. The board has determined that all of the directors, except Mr. Bragg and Mr. Estrada, satisfy the independence standards of the New York Stock Exchange and Pride’s categorical standards. Mr. Bragg, Pride’s chief executive officer, and Mr. Estrada, Pride’s representative for business development, are employed by Pride.

      Code of Business Conduct and Ethical Practices. All directors and employees of Pride must act ethically at all times and in accordance with the policies comprising Pride’s Code of Business Conduct and Ethical Practices, which is available on Pride’s website at www.prideinternational.com as described above. The Code is a reaffirmation that Pride expects all directors and employees to uphold Pride’s standards of honesty, integrity, ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the Code. The Code establishes procedures for the confidential and anonymous reporting of a violation of the Code. Pride prohibits any form of retaliation against any director or employee for reporting, in good faith, suspected violations of the Code.

      Accounting and Auditing Concerns. The Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Details regarding these procedures can be found on Pride’s website at www.prideinternational.com.

      Executive Sessions. The non-management directors meet regularly in executive session without management participation after each regular non-telephonic board meeting. In addition, if the group of non-management directors includes a director who is not independent under New York Stock Exchange listing standards, the independent directors will meet in executive session at least once annually. Currently, the director who presides at these meetings is Mr. Macaulay, the Chairman of the Board. If the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the non-management directors or independent directors, as the case may be.

      Communication with the Board. Stockholders and other interested parties may make their concerns known confidentially to the board of directors or the non-management directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named non-management director or the “Non-Management Directors” as a group, in care of the Pride’s Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified non-management director or the non-management directors as a group.

Organization of the Board of Directors

      The board of directors is responsible for oversight of the business and affairs of Pride. To assist it in carrying out its duties, the board has delegated certain authority to a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. During 2003, the board of directors of Pride held nine meetings. Each director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board on which he served. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of Pride’s stockholders. All eight of the directors attended the 2003 Annual Meeting.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Barbanell, Macaulay and McBride. The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee was designated in December 2003 and held no meetings during that year. Previously, part of the function of the committee was performed by the Executive, Finance and Nominating Committee. The committee is responsible for identifying and recommending candidates to fill vacancies on the board of directors and for election by the stockholders, recommending committee assignments for directors to the board of directors, monitoring and assessing the performance of the board of directors and individual directors, reviewing compensation received by directors for service on the board of directors and its committees and developing and recommending to the board of directors appropriate corporate governance policies, practices and procedures for Pride. In connection with designating the committee in December 2003, the board of directors adopted a written charter for the committee, which is available on Pride’s website at www.prideinternational.com as described above.

      In assessing the qualifications of prospective nominees to the board of directors, the Nominating and Corporate Governance Committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of Pride and its stockholders. Consideration is also given to the board of directors’ having an appropriate mix of backgrounds and skills.

      The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chair, Nominating and Corporate Govern-

ance Committee, in care of the Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. The recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of Pride’s capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Pride’s directors, executive officers, third-party search firms or other sources.

      Audit Committee. The Audit Committee currently consists of Messrs. Barbanell, Brown and Burton. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards. The board of directors has determined that Mr. Brown is an audit committee financial expert as defined by applicable SEC rules. The committee’s purpose is to assist the board of directors in overseeing (a) the integrity of the financial statements of Pride, (b) the compliance by Pride with legal and regulatory requirements, (c) the independence, qualifications and performance of Pride’s independent auditors and (d) the performance of Pride’s internal audit function. The board of directors has adopted a written charter for the Audit Committee, which is attached as Appendix B to this proxy statement. Unless otherwise determined by the board of directors, no member of the committee may simultaneously serve on the audit committees of more than two other public companies. The board has determined that Mr. Brown’s service on more than two other public company audit committees does not impair his ability to serve on Pride’s Audit Committee effectively. The committee held ten meetings during 2003.

      Compensation Committee. The Compensation Committee currently consists of Messrs. Burton, McBride and Robson. The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee’s purpose is (a) to review and approve the compensation of Pride’s executive officers and other key employees, (b) to evaluate the performance of the CEO and to oversee the performance evaluation of senior management, (c) to administer and make recommendations to the board of directors with respect to Pride’s incentive-compensation plans, equity-based plans and other compensation benefit plans and (d) to produce a compensation committee report on executive compensation as required by the SEC for inclusion in the annual proxy statement. The committee held four meetings during 2003. There are no matters relating to interlocks or insider participation that Pride is required to report. The Compensation Committee charter is available on Pride’s website at www.prideinternational.com as described above.

APPROVAL OF 2004 DIRECTORS’ STOCK INCENTIVE PLAN

(Item 2 on Proxy Card)

      On February 19, 2004 the board of directors approved, subject to stockholder approval, the Pride International, Inc. 2004 Directors’ Stock Incentive Plan. The board of directors has elected to propose this new incentive compensation plan at this time in order to:

•	present stockholders with the opportunity to assess and approve equity incentive compensation provided by Pride to its nonemployee directors and

•	authorize a new incentive plan for nonemployee directors and additional shares for issuance pursuant to Pride’s equity incentive compensation strategy, since in February 2003, the Pride International, Inc. 1993 Directors’ Stock Option Plan terminated in accordance with its terms.

      The 2004 plan is intended to strengthen Pride’s ability to attract and retain talented directors and to reward them for making contributions to the success of Pride. The 2004 plan should also align the interests of Pride’s directors to the interests of stockholders.

      The 2004 plan will provide discretionary awards to nonemployee directors as described below under “Description of the 2004 Plan.” The 2004 plan is intended to provide a means to provide annual equity-based compensation to Pride’s directors. Pride expects that the types of awards that will be used for directors under the 2004 plan will initially be primarily stock options and restricted stock. For a description of the awards made in 2004 contingent on stockholder approval of the 2004 plan, see “— 2004 Awards” below.

Description of the 2004 Plan

      The following is a summary of the material terms of the 2004 plan and is qualified in its entirety by reference to the complete text of the 2004 plan, which is attached to this proxy statement as Appendix C.

      Eligibility. All nonemployee directors of Pride are eligible to be considered for awards under the 2004 plan. Pride currently has six nonemployee directors.

      Shares Available for Awards. Up to 400,000 shares of Pride’s common stock may be issued under the 2004 plan. Shares of common stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by Pride. On April 16, 2004, the last reported sale price of Pride’s common stock on the NYSE was $17.60.

      Shares subject to awards under the 2004 plan that are forfeited, terminated, expire unexercised, settled in cash, withheld to satisfy tax obligations or otherwise lapse will again become available for awards under the 2004 plan.

      The board of directors may make appropriate adjustments in the number of shares available under the 2004 plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, issuance of equity or debt instruments, distribution to stockholders (including cash dividends that the board of directors determines are not in ordinary course of business but excluding normal cash dividends) or other similar event.

      Administration. The Nominating and Corporate Governance Committee of the board of directors (the “Committee”) has initially been designated by the board of directors to administer all awards under the 2004 plan. The Committee has the discretion to determine the directors who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the 2004 plan. In addition, the Committee has full and final authority to interpret the 2004 plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2004 plan.

      Subject to specified restrictions contained in the 2004 plan, the Committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to by, the recipient of the award.

      To the extent allowed by applicable law, the Committee may delegate to Pride’s chief executive officer and other senior officers its administrative duties under the 2004 plan, other than its granting authority.

      Awards. At the discretion of the Committee, directors may be granted awards under the 2004 plan in the form of stock options, stock appreciation rights or stock awards. Such awards may be granted singly, in combination, or in tandem.

•	Stock Options. The 2004 plan provides for the granting to directors of non-qualified stock options. A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. With the exception of grants made in 2004 contingent upon stockholder approval of the 2004 plan, all stock options granted under the 2004 plan must have an exercise price per share that is not less than the fair market value (as defined in the 2004 plan) of the common stock on the date of grant. Stock options granted in 2004 contingent upon stockholder approval of the 2004 plan have an exercise price per share of $18.43, as described below under “— 2004 Awards.” The grant price, number of shares, terms and conditions of exercise, and other terms of a stock option grant will be fixed by the Committee as of the grant date.

The exercise price of any stock option must be paid in full at or before the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the Committee and elected by the director, by means of tendering (either by actual delivery or by attestation) previously owned shares of common stock or shares issued pursuant to an award under the 2004 plan or another equity compensation plan.

•	Stock Appreciation Rights. The 2004 plan also provides for the granting of stock appreciation rights, or SARs, to directors. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of the common stock over a specified grant price.

•	Stock Awards. The 2004 plan also provides for the granting of stock awards to directors that consist of grants of restricted or unrestricted common stock or units denominated in common stock. Awards of restricted stock may vest no sooner than one-third on each of the first three anniversaries of the date the award is granted, unless the Committee provides for earlier vesting upon a termination of service by reason of death, disability, retirement, change in control or other appropriate event. Additional terms, conditions and limitations applicable to any stock award will be decided by the Committee.

      Dividends and Dividend Equivalents. At the discretion of the Committee, the terms of any award may include rights to receive dividends or dividend equivalents.

      Deferred Payment. At the discretion of the Committee, amounts payable in respect of awards granted under the 2004 plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

      Amendment, Modification, and Termination. The board of directors may amend, modify, suspend, or terminate the 2004 plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment will be effective prior to approval by stockholders of Pride if such approval is required by law or the requirements of the exchange on which the common stock is listed.

      Effective Date; Term. The 2004 plan is effective as of February 19, 2004, the date of its approval by the board of directors. However, the effectiveness of the 2004 plan is expressly conditioned upon the approval of the 2004 plan by the stockholders at the 2004 annual meeting. There is no limit on the term of the 2004 plan.

Federal Income Tax Consequences

      The following is a brief summary of the federal income tax aspects of awards that may be made under the 2004 plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular director. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

      Stock Options and SARs. Directors will not realize taxable income upon the grant of a stock option or SAR. Upon the exercise of a stock option or SAR, the director will recognize ordinary compensation income in an amount equal to the excess of (1) the amount of cash and the fair market value on the date of exercise of the common stock received over (2) the exercise price, if any, paid for the stock option or SAR. The director will generally have a tax basis in any shares of common stock received on the exercise of a SAR, or on the cash exercise of a stock option, that equals the fair market value of such shares on the date of exercise. Upon the disposition of common stock acquired through the exercise of an option, a director generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the stock and the director’s tax basis in the stock. Pride will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the director.

      Stock Awards. Federal income tax consequences with respect to stock awards depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. A director generally will not have taxable income upon the grant of a stock award in the form of restricted stock or units denominated in common stock but rather will generally recognize ordinary compensation income at the time the director receives common stock or cash in satisfaction of such restricted stock or stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a director will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award in an amount equal to the fair market value of the common stock when such stock is received. If, however, the stock is not transferable and is subject to a substantial risk of forfeiture when received, the director will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the director makes an election to be taxed on the fair market value of the common stock when such stock is received. Upon the disposition of common stock acquired pursuant to a stock award, the director will recognize a capital gain or loss in an amount equal to the difference between the sale price of the stock and the director’s tax basis in the stock.

      Dividends that are received by a director prior to the time that the common stock is taxed to the director under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a director in the common stock received will equal the amount recognized by the director as compensation income under the rules described in the preceding paragraph, and the director’s holding period in such shares will commence on the date income is so recognized.

      Pride will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the director under the foregoing rules.

2004 Awards

      Effective upon the approval of the 2004 plan by stockholders, each nonemployee director (Messrs. Barbanell, Brown, Burton, Macaulay, McBride and Robson) will be awarded an option to purchase 6,500 shares of common stock at a price equal to $18.43 per share, the fair market value of our common stock on January 2, 2004, which was the grant date of options and restricted stock to Pride’s executive officers in 2004 and would have been the grant date for Pride’s directors had a director plan been in place. Each option has a 10-year term, and, as long as the recipient remains a nonemployee director, will become exercisable with respect to 50% of the shares subject to the option in two equal installments on January 2, 2005 and January 2, 2006. However, the option will become exercisable with respect to all shares subject to the option upon a change in control of Pride, or upon the recipient’s termination of service due to death, disability, resignation in compliance with our corporate governance guidelines or retirement on or after age 75. Upon termination of service for any other reason (other than for cause), the option will terminate to the extent not exercisable upon termination. Upon termination for cause, the entire option will terminate immediately.

      In addition, each nonemployee director will be granted 2,300 shares of restricted common stock effective as of stockholder approval of the 2004 plan. So long as the recipient continues to serve as a nonemployee director, the restricted stock will vest with respect to 25% of the shares on January 2, 2005, and on each anniversary of that date thereafter, such that the restricted stock will be 100% vested as of January 2, 2008. However, the restricted stock will fully vest upon a change in control of Pride, or upon the recipient’s termination of service due to death, disability, resignation in compliance with our corporate governance guidelines or retirement on or after age 75. Upon termination of service for any other reason, any unvested shares of restricted stock will be forfeited, although the Committee may provide otherwise upon a termination other than for cause.

      If the 2004 plan is not approved by stockholders, the awards described above will be void and of no force or effect.

Vote Required and Board Recommendation

      If a quorum is present at the annual meeting, the approval of the 2004 Directors’ Stock Incentive Plan requires the affirmative vote of at least a majority of the shares of Pride common stock present in person or by proxy at the meeting and entitled to vote, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of Pride common stock entitled to vote on the proposal. Your board of directors recommends a vote “FOR” such approval.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Item 3 on Proxy Card)

      PricewaterhouseCoopers LLP has been appointed by the board of directors as independent public accountants for Pride and its subsidiaries for the year ending December 31, 2004. This appointment is being presented to the stockholders for ratification. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required and Board Recommendation

      If a quorum is present at the annual meeting, the ratification of the appointment of PricewaterhouseCoopers requires the affirmative vote of at least a majority of the shares of Pride common stock present in person or by proxy at the meeting and entitled to vote. Your board of directors recommends a vote “FOR” such ratification.

      If the stockholders fail to ratify the appointment of PricewaterhouseCoopers as Pride’s independent accountants, it is not anticipated that PricewaterhouseCoopers will be replaced in 2004. Such lack of approval will, however, be considered by the Audit Committee in selecting Pride’s independent accountants for 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Pride’s executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of Pride common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish Pride with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to Pride during the year ended December 31, 2003 and written representations from its officers and directors, all Section 16(a) reports applicable to Pride’s officers and directors and any beneficial owners of ten percent or more of a class of equity securities were filed on a timely basis, except for the following: each of James W. Allen, Robert L. Barbanell, John R. Blocker, Jr., Paul A. Bragg, Edward G. Brantley, David A.B. Brown, David A. Bourgeois, J.C. Burton, Gary W. Casswell, Thomas F. Duhen, Jorge E. Estrada, Nicolas J. Evanoff, Marcelo D. Guiscardo, William E. Macaulay, Ralph D. McBride, Earl W. McNiel, John C.G. O’Leary, Robert W. Randall and David B. Robson filed late one Form 4 to report his option grant on January 2, 2003 and Edward Brantley filed late an initial Form 3 in connection with his appointment as Vice President and Chief Accounting Officer and a Form 4 to report his option grant on January 2, 2002.

SECURITY OWNERSHIP

      The following table sets forth information as of March 22, 2004 with respect to the beneficial ownership of Pride common stock by (1) each stockholder of Pride who is known by Pride to be a beneficial owner of more than 5% of Pride common stock, (2) the directors of Pride and the persons named in the “Summary Compensation Table” below and (3) all executive officers and directors of Pride as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

	Number of Shares	Percent
Name and Address	Beneficially Owned (1)	of Class

First Reserve Corporation(2)	11,889,864	8.8%
411 West Putnam Avenue, Suite 109
Greenwich, Connecticut 06830
First Reserve GP IX, Inc.(2)	7,683,137	5.7
411 West Putnam Avenue, Suite 109
Greenwich, Connecticut 06830
FMR Corp(3)	20,251,683	14.9
82 Devonshire Street
Boston, Massachusetts 02109
Lord, Abbett & Co.(4)	11,530,226	8.5
90 Hudson St
Jersey City, New Jersey 07302
PEA Capital LLC(5)	8,999,700	6.6
1345 Avenue of the Americas, 49th Floor
New York, New York 10105
James W. Allen	1,348,511	1.0
Robert L. Barbanell(6)	65,560	*
John R. Blocker, Jr.	566,317	*
Paul A. Bragg	1,499,882	1.1
David A. B. Brown	28,948	*
J. C. Burton	33,845	*
Gary W. Casswell	295,120	*
Jorge E. Estrada	78,000	*
William E. Macaulay(2)	19,541,751	14.4
Ralph D. McBride	71,583	*
John C. G. O’Leary	649,354	*
David B. Robson	35,845	*
All current executive officers and directors as a group (19 persons)(2)	23,986,750	17.1

*	Less than 1% of issued and outstanding shares of Pride common stock.

(1)	The number of shares beneficially owned by the directors and executive officers includes shares that may be acquired within 60 days of March 22, 2004 by exercise of stock options as follows: Mr. Allen — 1,344,500; Mr. Barbanell — 38,000; Mr. Blocker — 514,000; Mr. Bragg — 1,459,250; Mr. Brown — 24,250; Mr. Burton — 31,750; Mr. Casswell — 281,500; Mr. Estrada — 78,000; Mr. Macaulay — 31,250; Mr. McBride — 61,583; Mr. O’Leary — 641,103; and Mr. Robson — 31,750.

(2)	First Reserve Fund VIII, L.P. and First Reserve Fund VII, Limited Partnership own beneficially and of record 10,912,633 shares and 945,981 shares, respectively, of Pride common stock. First Reserve GP VII, L.P. shares voting and investment power with respect to the shares owned by Fund VII, and First Reserve GP VIII, L.P. shares voting and investment power with respect to the shares owned by Fund VIII. First Reserve Corporation shares voting and investment power with respect to all such shares. First Reserve

Corporation is the managing general partner of First Reserve GP VII, L.P. and First Reserve GP VIII, L.P., which are, in turn, the general partners of Fund VII and Fund VIII. First Reserve Fund IX, L.P. owns beneficially and of record 7,651,887 shares of Pride common stock. The shares owned beneficially and of record by Fund IX are beneficially owned by, and such fund shares voting and investment power with respect to such shares with, First Reserve GP IX, L.P. and First Reserve GP IX, Inc. First Reserve GP IX, Inc. is the managing general partner of First Reserve GP IX, L.P., which is, in turn, the general partner of Fund IX. Fund VII, Fund VIII and Fund IX also may be deemed to beneficially own the 31,250 shares that may be acquired by Mr. Macaulay within 60 days of March 22, 2004 by exercise of stock options. Mr. Macaulay, a director of Pride and chairman and chief executive officer of First Reserve Corporation and First Reserve GP IX, Inc., disclaims beneficial ownership of the shares owned by Fund VII, Fund VIII and Fund IX. The business address of Mr. Macaulay is c/o First Reserve Corporation, 411 West Putnam Avenue, Suite 109, Greenwich, Connecticut 06830.

(3)	Based on an amendment to Schedule 13G filed with the SEC on February 17, 2004 by FMR Corp. on behalf of itself, Mr. Edward C. Johnson III, chairman of FMR Corp., Ms. Abigail P. Johnson, a director of FMR Corp., and Fidelity Management and Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. Includes 17,253,693 shares beneficially owned by Fidelity, which acts as an investment advisor to various registered investment companies (the “Fidelity Funds”), 2,329,490 shares beneficially owned by Fidelity Management Trust Company (“FMT”), a wholly owned subsidiary of FMR, and 667,900 shares beneficially owned by Fidelity International Limited (“FIL”), a company of which Mr. Johnson is the chairman, although FMR disclaims beneficial ownership of shares owned by FIL. Each of Mr. Johnson and FMR Corp., through the control of Fidelity and FMT, has sole power to dispose of 20,251,683 shares and sole voting power with respect to 2,998,690 shares. Each of the Fidelity Funds’ boards of trustees has voting power over the shares held by each fund. Mr. Johnson and Ms. Johnson, who together own approximately 49% of the outstanding voting stock of FMR Corp., may be deemed to be part of a controlling group with respect to FMR Corp.

(4)	Based on a Schedule 13G filed with the SEC on February 4, 2004.

(5)	Based on a Schedule 13G filed with the SEC on February 13, 2003.

(6)	Includes 6,666 shares of Pride common stock owned by the Barbanell Family 1998 Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      First Reserve Fund VII, Limited Partnership, and First Reserve Fund VIII, L.P., investment partnerships managed by First Reserve Corporation, and First Reserve Fund IX, L.P., an investment partnership managed by First Reserve GP IX, Inc., currently own of record a total of 19,510,501 shares of Pride common stock, or approximately 14% of the total shares outstanding.

      Pride, Fund VII, Fund VIII and Fund IX have entered into a stockholders agreement providing that, as long as Fund VII, Fund VIII, Fund IX or any of their affiliates, referred to in this proxy statement as the “First Reserve Group,” own Company Securities that represent at least 5% of the voting power of Pride, Fund VIII is entitled to nominate one director to Pride’s board of directors. “Company Securities” include Pride common stock and other securities that are convertible into, exchangeable for or exercisable for the purchase of, or otherwise give the holder any rights in, Pride common stock or any class or series of Pride’s preferred stock entitled to vote generally for the election of directors or otherwise. Fund VIII’s director nominee currently is William E. Macaulay, chairman and chief executive officer of First Reserve. Fund VIII may assign its right to nominate a director to Fund VII or Fund IX. In addition, the stockholders agreement provides that:

•	Members of the First Reserve Group are restricted from acquiring Company Securities without Pride’s consent if the effect would be to increase the First Reserve Group’s ownership of Company Securities to an amount exceeding 19% of either the voting power of Pride or the number of outstanding shares of any class or series of Company Securities.

•	Members of the First Reserve Group are restricted from transferring any Company Securities they own except in accordance with the stockholders agreement, which permits, among others, sales registered under the Securities Act of 1933, sales effected in compliance with Rule 144 under the Securities Act and other privately negotiated sales. Members of the First Reserve Group will, however, use their reasonable efforts to refrain from knowingly transferring more than 5% of the voting power of Pride to one person pursuant to sales registered under the Securities Act or other privately negotiated sales unless Pride consents.

•	Members of the First Reserve Group will vote all Company Securities they beneficially own with respect to each matter submitted to Pride’s stockholders involving a business combination or other change in control of Pride that has not been approved by the board of directors either (a) in the manner recommended by the board or (b) proportionately with all other holders of Company Securities voting with respect to such matter. The First Reserve Group will, however, retain the power to vote for the election of the First Reserve nominee to Pride’s board. No member of the First Reserve Group will take any action, or solicit proxies in any fashion, inconsistent with the provisions of this paragraph.

•	No member of the First Reserve Group will join a group or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of any Company Securities, other than the First Reserve Group itself.

      These restrictions generally will not apply during any period that the First Reserve director designee is not serving as a director either (a) as a result of a failure of Pride or its board to comply with the terms of the stockholders agreement or (b) if such designee is not elected by the stockholders.

      Members of the First Reserve Group also are provided demand and piggyback registration rights with respect to Pride common stock they own.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table discloses compensation for the years ended December 31, 2003, 2002 and 2001 for the Chief Executive Officer and the four other most highly compensated executive officers of Pride.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Shares
Name and Principal Position				Underlying	All Other
(as of December 31, 2003)	Year	Salary	Bonus	Options	Compensation(1)

Paul A. Bragg(2)	2003	$695,000	$104,250	450,000	$14,124
President and Chief	2002	600,000	324,000	215,000	13,890
Executive Officer	2001	508,461	621,000	329,500	5,078
John C. G. O’Leary(3)	2003	310,075	120,000	170,000	14,124
Vice President —	2002	260,000	93,600	80,000	12,890
International Marketing	2001	249,231	179,400	116,500	11,198
James W. Allen(4)	2003	380,000	118,750	215,000	14,124
Senior Vice President and	2002	350,000	157,500	110,000	13,890
Chief Operating Officer	2001	333,846	301,875	141,500	4,907
John R. Blocker, Jr.(5)	2003	290,000	125,135	140,000	14,124
Vice President —	2002	260,000	74,490	70,000	13,890
Latin American Operations	2001	254,615	138,879	91,500	11,222
Gary W. Casswell	2003	245,000	104,738	140,000	14,082
Vice President —	2002	230,000	95,220	70,000	1,739
Eastern Hemisphere Operations	2001	219,231	185,607	91,500	878

(1)	Consists of matching contributions deposited into Pride’s 401(k) plan and premiums paid on behalf of the executive for life and accidental death insurance, which for 2003 are as follows:

Name	401(k) Contribution	Insurance Premiums

Paul A. Bragg	$12,000	$2,124
John C. G. O’Leary	12,000	2,124
James W. Allen	12,000	2,124
John R. Blocker, Jr.	12,000	2,124
Gary W. Casswell	12,000	2,082

(2)	Since January 2004, Mr. Bragg has served as Chief Executive Officer.

(3)	Since January 2004, Mr. O’Leary has served as President.

(4)	In January 2004, Mr. Allen retired as Senior Vice President and Chief Operating Officer. See “— Employment Agreements” below.

(5)	Since January 2004, Mr. Blocker has served as Senior Vice President — Operations.

Option Grants, Exercise and Valuation

      During 2003, options were granted to the named executive officers as shown in the first table below. All such options have an exercise price equal to the fair market value of Pride common stock on the grant date. Such options generally are exercisable as to one-fifth of the shares covered thereby at the end of each six-month period after the grant date. Each option permits tax withholding to be paid by the withholding of shares of common stock issuable upon exercise of the option. Shown in the second table below is information with respect to unexercised options held at December 31, 2003. No options were exercised by the named executive officers in 2003.

Options Grants in 2003

	Individual Grants
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to			Option Term(1)
	Options	Employees in	Exercise Price
Name	Granted	2003	($ per Share)	Expiration Date	5%	10%

Paul A. Bragg	450,000	18.8%	$15.40	01/02/13	$4,358,240	$11,044,635
John C. G. O’Leary	170,000	7.1%	15.40	01/02/13	1,646,446	4,172,418
James W. Allen	215,000	9.0%	15.40	01/02/13	2,082,270	5,276,881
John R. Blocker, Jr.	140,000	5.8%	15.40	01/02/13	1,355,897	3,436,109
Gary W. Casswell	140,000	5.8%	15.40	01/02/13	1,355,897	3,436,109

(1)	The amounts under these columns result from calculations assuming 5% and 10% annual growth rates through the actual option term as set by the SEC and are not intended to forecast future price appreciation of Pride common stock. The gains reflect a future value based upon growth at these prescribed rates.

Aggregated Fiscal Year-End Option Value

	Number of Shares
	Underlying Unexercised		Value of Unexercised
	Options at Fiscal		In-the-Money Options at
	Year End(1)		Fiscal Year End(2)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul A. Bragg	1,350,350	421,900	$7,001,969	$1,506,681
John C. G. O’Leary	601,803	157,300	2,823,990	560,727
James W. Allen(3)	1,043,200	201,300	6,969,488	719,637
John R. Blocker, Jr.	481,700	130,300	2,608,733	465,297
Gary W. Casswell	249,200	130,300	1,152,258	465,297

(1)	Number of options shown includes all options (both in and out of the money) at December 31, 2003.

(2)	Value reflects those options in-the-money based on a closing price of $18.64 per share at December 31, 2003, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby exceeds the option exercise price.

(3)	In January 2004, Mr. Allen retired as Senior Vice President and Chief Operating Officer, and all options awarded to Mr. Allen became fully vested and exercisable upon his retirement. See “— Employment Agreements” below.

Pension Plan Table

      The following table provides estimated annual retirement benefits payable to Mr. Bragg under the provisions of the Supplemental Executive Retirement Plan. Mr. Allen participates in the plan as described below under “— Employment Agreements.” None of the other named executive officers participate in the plan.

	Annual Benefit for Years of Service Indicated(1)

Final Annual Salary	5 Years	10 Years	15 Years	20 Years	30 Years

$ 200,000	$25,000	$50,000	$75,000	$80,000	$80,000
300,000	37,500	75,000	112,500	120,000	120,000
400,000	50,000	100,000	150,000	160,000	160,000
500,000	62,500	125,000	187,500	200,000	200,000
750,000	93,750	187,500	281,250	300,000	300,000
1,000,000	125,000	250,000	375,000	400,000	400,000

      (1) Mr. Bragg had 10 credited years of service as of December 31, 2003.

      Pride’s Supplemental Executive Retirement Plan is designed to provide specified benefits to certain management and highly compensated employees, including Mr. Bragg. The plan is an unfunded, deferred compensation arrangement for employees who are approved by the Compensation Committee and who meet the other requirements of the plan. If a participant retires after he attains his normal retirement age as designated by the Compensation Committee, Pride will pay to the participant (or, in the event of his death, to his beneficiary) a benefit equal to 2.5% of the participant’s final annual salary multiplied by the number of full years of the participant’s employment with Pride. The benefit is limited to 40% of the participant’s final annual salary and is paid in monthly installments for a period of 10 years. Mr. Bragg’s annual salary for 2003 is set forth under the “Salary” heading in the Summary Compensation Table. If a participant (1) receives approval from the Compensation Committee to retire after attaining the age of 58 and after attaining at least 16 years of continuous employment with Pride, (2) becomes permanently and totally disabled prior to benefit commencement or (3) dies after attaining the age of 58 with 16 years of service prior to benefit commencement, that participant will be paid the same benefit as if the participant had retired at the normal retirement age. If a change of control, as defined in the participant’s employment agreement, occurs, then the accrued benefit is deemed vested and is paid in a lump sum at the time of termination of employment. The benefits shown are not subject to deduction for Social Security benefits or other offset amounts.

Employment Agreements

      Pride is a party to employment agreements with Messrs. Bragg and O’Leary, each for a term ending on February 4, 2005, with Mr. Casswell for a term ending August 15, 2005, with Mr. Blocker for a term ending October 15, 2005, with Louis A. Raspino, Pride’s Executive Vice President and Chief Financial Officer, for a term ending December 3, 2005 and with Mr. Estrada for a term ending December 31, 2005. Each agreement is subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon the anniversary date of the respective agreement, with at least one year’s advance notice. Each agreement provides that if the executive is terminated involuntarily for reasons not associated with a Change in Control and not due to cause (as defined), the executive will receive (1) two full years (one year for Messrs. Casswell and Blocker) of base salary (not less than the highest annual base salary during the preceding three years); (2) two years (one year for Messrs. Casswell and Blocker) of life, health, accident and disability insurance benefits for himself and dependents; (3) an amount equal to two times the target award (one times the target award for Messrs. Casswell and Blocker) for Pride’s annual incentive compensation plan described below under “Compensation Committee Report”; and (4) immediate vesting of the executive’s options and awards. Mr. Estrada will receive one year of base salary (not less than the highest annual base salary during the preceding three years); one year of life, health, accident and disability insurance benefits for himself and dependents; and immediate vesting of his options and awards. The agreements treat death, disability, specified constructive terminations of an executive or Pride’s failure to renew an agreement at the end of its term as an involuntary termination of the executive.

      Each agreement also provides for compensation due to involuntary termination following a Change in Control. “Change in Control” is defined to include the acquisition by a person of 20% or more of Pride’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of Pride. In the event of a Change in Control, the term of the agreements will be extended for a period of three years (two years for Messrs. Casswell, Blocker and Estrada) from the date of the Change in Control. In the event of a termination during the extended term of the agreement (including voluntary resignations by the executive within six months after a Change in Control), the executive will be entitled to receive (1) salary and benefits equal to three full years (two full years for Messrs. Casswell and Blocker) of compensation; (2) bonus equal to three times (two times for Messrs. Casswell and Blocker) the maximum award for the year of termination; (3) life, health and accident and disability insurance continued for three years (two years for Messrs. Casswell and Blocker) or until reemployment; and (4) immediate vesting of the executive’s options and awards. Mr. Estrada will be entitled to receive salary and benefits equal to two full years of compensation; life, health and accident and disability insurance continued for the duration of his COBRA benefits or until reemployment; and immediate vesting of his options and awards. The agreements with Messrs. Bragg, O’Leary and Raspino also provide that Pride will reimburse the executive for certain taxes incurred by the executive as a result of payments following a Change in Control.

      In addition, each executive’s agreement provides a noncompete clause for two years (one year for Messrs. Casswell, Blocker and Estrada) after termination (voluntary or involuntary) assuming that it was not due to a Change in Control. In the event of a Change in Control, the noncompete clause is void.

      In connection with the retirement of Mr. Allen in January 2004 as Pride’s Senior Vice President and Chief Operating Officer, Pride has agreed to pay Mr. Allen a benefit under Pride’s Supplemental Executive Retirement Plan, in lieu of any benefit Mr. Allen may have otherwise been entitled to under the SERP, equal to $350,000 per year for a period of five years. In addition, all stock options awarded to Mr. Allen became fully vested and exercisable upon his retirement. Mr. Allen continues to be eligible to participate in Pride’s medical and dental benefit plan until he reaches age 65 or becomes eligible for medical and dental benefits from another employer. As consideration, Mr. Allen agreed, among other things, to (1) not compete with Pride for a period of two years; (2) keep information about Pride he obtained as an employee confidential; (3) assist with legal proceedings in which Pride is involved and (4) waive any claims he may have against Pride, including claims under his employment agreement.

Stockholder Return Performance Presentation

      Presented below is a line graph comparing for the last five years the yearly change in Pride common stock against the Simmons & Company International Index (which includes 11 upstream oil service and equipment companies in the January 2004 SCI Monthly Performance & Valuation Guide), the Simmons & Company International Offshore Drillers Index (which currently includes Pride, Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Fred.Olsen Energy ASA, GlobalSantaFe Corporation, Noble Drilling Corporation, Parker Drilling Company, Rowan Companies, Inc., Smedvig ASA and Transocean Inc.) and the S&P 500 Index. The graph assumes that the value of the investment in Pride common stock and each index was $100 at December 31, 1998 and that all dividends were reinvested.

	December 31,

	1998	1999	2000	2001	2002	2003

Pride	100.0	207.1	348.7	213.8	211.0	263.9
SCI	100.0	140.1	237.9	177.9	170.4	196.3
SCI Offshore	100.0	188.9	259.0	188.8	166.6	181.9
S&P 500	100.0	121.0	110.0	96.9	75.5	97.2

COMPENSATION COMMITTEE REPORT

      The Compensation Committee consists of three outside directors, Messrs. Burton, McBride and Robson (Chairman), who are neither officers or employees of Pride nor eligible to participate in any of the compensation programs the Committee administers. The board of directors has determined that the members of the Committee are independent under applicable New York Stock Exchange listing standards. The Committee meets at least semiannually to review, recommend and approve employment agreements, salaries, incentive plans, stock options and employee benefit plans for officers and key employees. The key elements of the Committee’s compensation program are base salary, annual incentive awards and long-term incentive awards. The Committee was advised by an outside consulting firm regarding all elements of its compensation program in 2003.

      Base Salary. Under the Committee’s program, the base salary for the executive officers and other key employees is established to position the individual in the median to upper salary level for the individual’s peers in the contract drilling industry. Specific compensation for individual executives will vary within this target range as a result of the subjective judgment of the Committee. Pride has employment agreements with certain of its executive officers. Effective January 1, 2004, Pride’s executives (other than Mr. Bragg, who is described below) received base salary increases ranging from 4.9% to 66.7% (in the case of an executive who received a promotion).

      Annual Incentive Compensation. The second component of the program is the annual incentive compensation plan. The plan provides incentives to each executive officer to maximize Pride’s profitability, return on capital employed, debt reduction and stock price performance relative to Pride’s peer group. Bonuses are paid on a discretionary basis by the Committee based on targets established for each of these elements. A total of $755,183 of incentive bonuses was paid for 2003 to Pride’s executive officers (other than Mr. Bragg), which ranged from 15.3% to 43% of their base salaries.

      Long-Term Incentive Compensation. The final component of the Committee’s compensation program is Pride’s 1998 Long-Term Incentive Plan. Under the plan, the Committee is authorized to grant key employees, including the named executive officers, stock options and other stock and cash awards in an effort to provide long-term incentives to such executives. The Committee currently views stock options and restricted stock as the most effective way to tie the long-term interests of management directly to those of the stockholders. In awarding stock options and restricted stock to executives other than the Chief Executive Officer, the Committee reviews and approves or modifies recommendations made by the Chief Executive Officer.

      Factors used in determining individual award size are competitive practice (awards needed to attract and retain management talent), rank within Pride (internal equity), responsibility for asset management (size of job) and ability to affect profitability. In each individual case, previous option and performance unit grants are considered in determining the size of new awards. Considering these factors, the Committee makes a subjective determination as to the level of each award.

      Chief Executive Officer Compensation. The Committee applies the executive compensation program described above in determining the Chief Executive Officer’s total compensation. In 2003, the Committee reviewed Mr. Bragg’s base salary, comparing it to the salary of his peers in the international contract drilling industry, and recommended to the board of directors that his base salary be increased from $695,000 to $750,000 effective January 1, 2004 and that his maximum bonus remain 150% of his base salary at the end of the year. For 2003, Pride awarded Mr. Bragg an incentive bonus of $104,250, which represented an incentive compensation award of 15% of Mr. Bragg’s salary at December 31, 2003. In addition, the Committee awarded Mr. Bragg (a) options to purchase an additional 225,000 shares of Pride common stock (at the market value of such stock on the date of the award) and (b) 37,500 shares of restricted stock.

      Supplemental Executive Retirement Plan. The Committee has implemented a Supplemental Executive Retirement Plan for executives that are selected from time to time by Pride’s Chief Executive Officer and approved by the Committee. Currently, Messrs. Bragg, Allen and Raspino participate in the plan.

      Limit on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to specified individuals. “Performance based” compensation meeting specified standards is deductible without regard to the $1 million cap. The Committee does not anticipate any material payment of compensation in 2003 or 2004 in excess of what is deductible under Section 162(m); however, the Committee reserves the right to structure future compensation of Pride’s executive officers without regard for whether such compensation is fully deductible if, in the Committee’s judgment, it is in the best interests of Pride and its stockholders to do so.

      The Committee believes its practices are fair and equitable for both the executive officers and the stockholders of Pride.

Respectfully submitted,

David B. Robson, Chairman
J.C. Burton
Ralph D. McBride

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information about Pride common stock that may be issued under all of Pride’s existing equity compensation plans as of December 31, 2003:

Number of Securities
	to be Issued upon	Weighted Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category(1)	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders(2)	10,250,504	$14.64	5,405,957 (3)
Equity compensation plans not approved by security holders	—	—	—

Total	10,250,504	$14.64	5,405,957

(1)	Excludes options to purchase 1,204,296 shares of Pride common stock, at a weighted average exercise price of $19.14, granted under equity compensation plans (a) of Marine Drilling Companies, Inc. assumed in connection with Pride’s September 2001 acquisition of Marine and (b) of Forasol-Foramer N.V. assumed in connection Pride’s acquisition of Forasol-Foramer in 1997. Upon consummation of each acquisition, all outstanding options to purchase Marine common stock and Forasol-Foramer common shares, as applicable, were converted into options to purchase Pride common stock. No additional awards may be granted under these plans.

(2)	Consists of the Employee Stock Purchase Plan, the 1998 Long-Term Incentive Plan, the 1988 Long-Term Incentive Plan and the 1993 Directors’ Stock Option Plan, each of which was approved by the shareholders of Pride prior to its acquisition of Marine and reincorporation in Delaware.

(3)	As of December 31, 2003, the plans with securities remaining available for future issuance consisted of the 1998 Long-Term Incentive Plan and the Employee Stock Purchase Plan. The securities available for issuance under the 1998 Long-Term Incentive Plan are limited to 10% of the total number of shares of Pride common stock outstanding from time to time, or 13,539,937 shares as of December 31, 2003, and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. As of December 31, 2003, 5,176,371 shares remained available for issuance under the plan with respect to awards (other than outstanding awards). The shares remaining available for issuance under the Employee Stock Purchase Plan totaled 229,586 shares as of December 31, 2003 and could be issued only in the form of shares of Pride common stock.

AUDIT COMMITTEE REPORT

      The Audit Committee consists of Messrs. Barbanell, Brown (Chairman) and Burton. The Audit Committee’s purpose is to assist the board in overseeing (1) the integrity of the financial statements of Pride, (2) the compliance by Pride with legal and regulatory requirements, (3) the independence, qualifications and performance of Pride’s independent auditors and (4) the performance of Pride’s internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Pride. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and New York Stock Exchange listing standards.

      Pride’s management is responsible for preparing Pride’s financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with PricewaterhouseCoopers, Pride’s independent auditors for 2003, those matters PricewaterhouseCoopers communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed with PricewaterhouseCoopers its independence from Pride and received a written statement from PricewaterhouseCoopers concerning independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” This discussion and disclosure informed the Audit Committee of the independence of PricewaterhouseCoopers and assisted the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of services by PricewaterhouseCoopers not related to the audit of Pride’s financial statements and to the review of Pride’s interim financial statements is compatible with maintaining the independence of PricewaterhouseCoopers. Finally, the Audit Committee reviewed and discussed with Pride management, the internal auditors of Pride and PricewaterhouseCoopers the audited consolidated balance sheet of Pride as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2003, 2002 and 2001. PricewaterhouseCoopers informed the Audit Committee that Pride’s audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

      Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board has approved, that these financial statements be included in Pride’s Annual Report on Form 10-K for the year ended December 31, 2003.

Respectfully submitted,

David A.B. Brown, Chairman
Robert L. Barbanell
J.C. Burton

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

      PricewaterhouseCoopers’ fees for professional services for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002

	(in thousands)
Audit Fees(1)	$2,900	$1,900
Audit-Related Fees(2)	535	138
Tax Fees(3)	1,000	1,900
All Other Fees	—	—

Total	$4,434	$3,938

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory audits, accounting consultations, subsidiary audits and related matters.

(2)	Audit-Related Fees consisted of fees for audit-related services, which related to employee benefit plan audits and consultations concerning implementation of the Sarbanes-Oxley Act of 2002 and financial accounting and reporting standards.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims, assistance with tax audits and appeals and advice related to mergers and acquisitions.

      The Audit Committee preapproves all audit, review or attest engagements and permissible non-audit services to be performed by PricewaterhouseCoopers, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by PricewaterhouseCoopers in 2003 were preapproved by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2005 Annual Meeting

      To be included in the proxy materials for the 2005 Annual Meeting of Stockholders, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by Pride no later than December 21, 2004. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by Pride in accordance with the advance notice requirements of Pride’s bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.

      Pride’s bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting, including nominations for election as director. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, the principal office of Pride not less than 120 days prior to the scheduled annual meeting date (regardless of any postponements of the annual meeting to a later date). Accordingly, if the 2005 annual meeting were held on May 18, 2005, notice would have to be delivered or received by January 18, 2005. If, however, the date of the scheduled annual meeting date differs by more than 30 days from the date of the previous year’s annual meeting, and if Pride gives less than 100 days’ prior notice or public disclosure of the scheduled annual meeting date, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not later than the close of business on the 10th day following the earlier of notice to the stockholders or public disclosure of the scheduled annual meeting date. The notice must set forth the information required by the provisions of Pride’s bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to W. Gregory Looser, Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. Under current SEC rules, Pride is not required to include in its proxy statement any director nominated by a stockholder using this process. If Pride chooses not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

      Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

      Copies of Pride’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, are available without charge to stockholders upon request to the Investor Relations Department at the principal executive offices of Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057.

Householding

      The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

      As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to Pride’s corporate secretary at Pride’s principal executive offices, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone number (713) 789-1400. Pride will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2003 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Appendix A

Categorical Director Independence Standards

      As contemplated by the listing standards of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standards are not required to be disclosed in the Company’s annual proxy statement. The Board shall, however, consider all relevant facts and circumstances with respect to each director in making its independence determinations. A relationship is within the categorical standards if it:

•	Is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but that listing standard does not preclude the Board from making a determination of independence due to any of the following—

•	A director who is an employee or former employee of the Company or whose immediate family member is an executive officer of the Company is not independent until three years after the employment has ended;

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company (or an affiliate), such as consulting, advisory or other compensation or fees, other than director and committee fees and any forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company (or an affiliate) is not independent until three years after the end of either the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executive officers serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship;

•	A director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million, or 2% of such other company’s or firm’s consolidated gross revenues is not independent until three years after falling below such threshold.

•	Is a type of transaction or relationship addressed in Item 404 of Regulation S-K, but that regulation does not require disclosure of the transaction or relationship or permits the omission of the dollar amounts in respect of such transaction or relationship; or

•	Consists of charitable contributions by the Company to an organization of which the director is an executive officer that do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

A-1

Appendix B

PRIDE INTERNATIONAL, INC.

Audit Committee Charter

Purpose

      The Audit Committee of the Board of Directors (the “Committee”) is constituted and established by the Board to assist the Board in overseeing (1) the integrity of the financial statements of Pride International, Inc. (the “Company”), (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors). The Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

Membership and Meetings

      The Committee shall be appointed by the Board of Directors and shall consist of not less than three members of the Board of Directors, each of whom shall serve at the discretion of the Board. The Committee shall elect a Chairman (unless appointed by the Board). The members of the Committee shall meet the independence, expertise, experience and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC, in each case after giving effect to any applicable phase-in requirements. At least one member of the Committee shall be an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Committee shall simultaneously serve on the audit committees of more than two other public companies.

      The Committee will meet as often as the members shall determine to be necessary or appropriate, but at least quarterly. The Chairman of the Committee, together with other members of the Committee and senior management as appropriate, shall be responsible for developing a written agenda for each meeting. The Chairman shall preside at the meetings of the Committee. In the absence of the Chairman, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting. The Committee shall make regular reports to the Board, and all formal actions of the Committee shall be reported to the Board at or prior to the next regular meeting of the Board, accompanied by any recommendations to the Board approved by the Committee. The Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as may be necessary or desirable and not inconsistent with the provisions of the Bylaws of the Company or this Charter. In addition, the Committee will make itself available to the independent auditors and the internal auditors of the Company as requested.

Authority and Responsibilities

      The independent auditors of the Company are ultimately accountable to the Committee and the Board of Directors. The Committee shall have the sole authority to appoint (subject to stockholder ratification, if applicable) and replace the Company’s independent auditors and to approve all audit engagement fees and terms. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Committee.

      The Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, thede minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the SEC.

      The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Committee at its next scheduled meeting.

      The Committee shall:

1.	Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

2.	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

3.	Prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

4.	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements.

5.	Review and discuss with management and the independent auditors:

•	Major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies.

•	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

6.	Review and discuss reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management’s response to that letter, any management representation letter, any reports on observations and recommendations on internal control over financial reporting, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

7.	Review with management the Company’s earnings press releases, including the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general (covering, for example, the types of information to be disclosed and the type of presentation to be made).

8.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and discuss the Company’s policies and guidelines concerning risk assessment and risk management.

10.	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

11.	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

12.	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

13.	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

14.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditors that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethical Practices.

15.	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethical Practices.

16.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

18.	Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

19.	Review the capabilities and performance of the independent auditors and the lead partner of the independent auditors and replace them or such partner if circumstances warrant.

20.	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1. Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making this evaluation, the Committee shall take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

21.	Confirm the rotation of the lead audit partner, the reviewing partner and other significant audit partners as required by Section 10A(j) of the Exchange Act and the rules of the SEC.

22.	Maintain hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel.

23.	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

24.	Review the appointment and replacement of the senior internal auditing executive.

25.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

26.	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a third-party service provider other than the independent auditor) is intended to provide management and the Committee with ongoing assessments of the Company’s risk management processes and system of internal control over financial reporting.

27.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

28.	Review annually the Committee’s own performance.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethical Practices.

      The Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      Nothing in this Charter shall be deemed to amend the provisions of the Bylaws with respect to this Committee or other committees of the Board absent a separate resolution of the Board expressly amending the Bylaws.

Appendix C

PRIDE INTERNATIONAL, INC.

2004 DIRECTORS’ STOCK INCENTIVE PLAN

      1. Objectives. The Pride International, Inc. 2004 Directors’ Stock Incentive Plan (the “Plan”) is designed to provide a method whereby nonemployee directors of Pride International, Inc., a Delaware corporation (the “Company”) may be awarded remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the growth and performance of the Company.

      2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

      “Award” means the grant of any form of option, stock appreciation right or stock award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

      “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

      “Board” means the Board of Directors of the Company.

      “Cause” means (i) the willful commission by a Director of a criminal or other act that causes or will probably cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary or (ii) the commission by a Director of an act of fraud in performance of his duties on behalf of the Company or a Subsidiary or (iii) the commission of any other act defined as such in the Company’s Articles of Incorporation, as amended, Bylaws or under applicable law. For purposes of the Plan, no act, or failure to act, on the Director’s part shall be considered “willful” unless done or omitted to be done by the Director not in good faith or without reasonable belief that the Director’s act or omission was in the best interest of the Company or a Subsidiary.

      “Change in Control” means, and shall be deemed to have occurred on the date of the first to occur of any of the following:

i. a Change in Control of the Company of the nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or Item 1 of Form 8(k) promulgated under the Exchange Act as in effect on the date of this Agreement, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes;

ii. any “person” (as such term is used in Sections 12(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding securities;

iii. the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election;

iv. the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation;

v. the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” means such committee of two or more members of the Board as is designated by the Board to administer the Plan, or the full Board if so designated.

      “Common Stock” means the Common Stock, no par value, of the Company.

      “Director” means an individual serving as a member of the Board who is not an employee of the Company or any of its Subsidiaries.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

      “Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on the New York Stock Exchange, then the final closing sales price per share of Common Stock as reported on New York Stock Exchange Composite Trading Listings, or a similar report selected by the Company, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sales price per share of Common Stock on the primary national securities exchange on which the shares are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of Common Stock are not so listed but are quoted by The NASDAQ Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for The NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iv) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The NASDAQ Stock Market, Inc., or, if not reported by The NASDAQ Stock Market, Inc., by the National Quotation Bureau, Inc., or (v) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

      “Participant” means a Director of the Company to whom an Award has been made under this Plan.

      “Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

      “Subsidiary” means any corporation within the meaning of Section 425(f) of the Code including the Company, each trade or business (whether or not incorporated) with which the Company is under common control and each member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which the Company is a member and such other corporations in which the Company has an ownership interest.

      3. Eligibility. All Directors of the Company are eligible for Awards under this Plan provided that, as of the date of grant, the Director has not been an employee of the Company or any Subsidiary for any part of the preceding fiscal year. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

      4. Common Stock Available for Awards. No Award made wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock not issued but covered by or subject to Awards then outstanding under the Plan (after giving effect to the grant of the Award in question) exceeding 400,000 shares. Upon allocation of all shares of Common Stock available for Awards under the Plan, no further Awards shall be made under the Plan prior to approval by the Company’s shareholders of additional shares of Common Stock for Awards under the Plan. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.

      5. Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

      6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its administrative duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to Participants.

      7. Awards. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer or by any officer of the Company to whom the Chief Executive Officer has delegated such authority for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 7 and may be granted singly, in combination or in tandem. Subject to the restrictions on repricing in Section 8(d), Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Plan or any other incentive plan of the Company. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Unless otherwise provided in the applicable Award Agreement, the occurrence of a Change in Control shall result in acceleration of the vesting and exercisability of, and lapse of restrictions with respect to, all Awards.

(i) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise. The Committee may at any time grant discretionary options to any Director or Directors of the Company who satisfy the eligibility requirements of Section 3. The number of options granted and the number of shares of Common Stock for which the options are granted shall be such number as is determined by the Committee, at a price per share equal to the Fair Market Value of a share of Common Stock as of the date of grant; provided, however, that grants made in calendar year 2004 may be made at a price equal to the Fair Market Value of a share of Common Stock as of January 2, 2004, even if such price is lower than the Fair Market Value of a share of Common Stock as of the grant date. The time or times at which such options are granted, the number of options granted, and the number of shares for which the options are granted shall be in the sole discretion of the Committee.

(ii) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right (“SAR”) is exercised over a specified strike price as set forth in the applicable Award Agreement.

(iii) Stock Award. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto. Shares of Restricted Stock granted under this Section will vest no sooner than one-third on each of the first three anniversaries of the grant date, provided that the Committee may provide for earlier vesting upon a termination of service by reason of death, disability, retirement, Change in Control or other appropriate event as determined by the Committee.

      8. Payment of Awards.

      (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

      (b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

      (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

      (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided, however, that except as provided in Section 14, in no event may the exercise price of an outstanding option be reduced by modification, substitution or any other method.

      9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

      10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

      11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.

      12. Termination of Service. Upon the termination of a Participant’s service on the Board, any unexercised, deferred or unpaid Awards shall be treated as provided in Section 7, the specific Award Agreement evidencing the Award or in any other agreement with the Participant.

      13. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 13 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

      Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. The events of termination of service in Section 12 shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

      14. Adjustments.

      (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

      (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards (to the extent not otherwise provided under Section 7) and the termination of options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of the options and SARs and the cancellation thereof (to the extent not otherwise provided under Section 7) in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

      15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

      16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

      17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

      18. Effective Date of Plan. This Plan shall be effective as of the date it is approved by the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by written consent of the holders of a majority of shares of outstanding shares of Common Stock present, or represented, and entitled to vote at the annual meeting of shareholders in 2004. If the shareholders of the Company should fail so to approve this Plan at such annual meeting, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

PRIDE INTERNATIONAL, INC.
Proxy—2004 Annual Meeting of Stockholders
May 18, 2004

     The undersigned acknowledges receipt of the Notice of 2004 Annual Meeting of Stockholders and Proxy Statement dated April 20, 2004. Paul A. Bragg and W. Gregory Looser, each with full power of substitution and resubstitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Stockholders of Pride International, Inc. (the “Company”) to be held on May 18, 2004, or any adjournment or postponement of such meeting, and to represent and vote all shares of common stock of the Company that the undersigned is entitled to vote.

(Continued, and to be signed, on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PRIDE INTERNATIONAL, INC.

May 18, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors:				FOR	AGAINST	ABSTAIN
			2.	Approval of the Company's 2004 Directors’	☐	☐	☐
		NOMINEES:		Stock Incentive Plan.
☐	FOR ALL NOMINEES	O Robert L. Barbanell O Paul A. Bragg O David A.B. Brown
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O J.C. Burton O Jorge E. Estrada O William E. Macaulay O Ralph D. McBride	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2004.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O David B. Robson	This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted “for” all director nominees, “for” Item 2 and “for” Item 3. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.